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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File
No. 333-   ) of our reports dated November 24, 1997, except for Notes 14 and
15, for which the date is April 14, 1998 on our audits of the financial statements and the financial statement schedule of Artisan Components, Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
April 15, 1998